UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2016

Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Lumentum Holdings Inc. (the “Company”) announced today that Vince Retort was promoted to Executive Vice President and Chief Operating Officer. On February 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of the Company promoted Mr. Retort to Executive Vice President and Chief Operating Officer. He previously held the position of Senior Vice President, Research and Development, for the Company.
Mr. Retort, 61, was a named executive officer in fiscal year 2015 and his biographical information and a description of his compensation arrangements are included in the Company’s Form 10-K for the fiscal year ended June 27, 2015, as amended, filed with the Securities and Exchange Commission on September 29, 2015. Such descriptions are incorporated by reference herein. There is no arrangement or understanding between Mr. Retort and any other persons pursuant to which Mr. Retort was selected as an officer. There are no family relationships between Mr. Retort and any director or executive officer of the Company and no transactions involving Mr. Retort that would require disclosure under Item 404(a) of Regulation S-K.
In connection with the promotion, the Committee also approved an increase in Mr. Retort’s annual base salary and target incentive opportunity, effective February 14, 2016.

Name	Previous Base Salary ($)	New Base Salary ($)	Percentage Increase	Previous Target Incentive Opportunity (% of base salary)	New Target Incentive Opportunity (% of base salary)	Percentage Increase
Vince Retort, Executive Vice President and Chief Operating Officer	$375,000	$415,000	10.7%	60%	70%	29.1%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is provided as part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 16, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lumentum Holdings Inc.

/s/ Alan Lowe
Alan Lowe, President and Chief Executive Officer

February 16, 2016